UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2021

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	RZA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2021 the Board of Directors (the “Board”) of Reinsurance Group of America, Incorporated (the “Company”) appointed George Nichols to the Board, effective as of January 1, 2022. Mr. Nichols will serve for a term of office ending at the Company’s 2022 annual meeting of shareholders, or until his successor is duly elected and qualified. As of January 1, 2022, the addition of Mr. Nichols increases the size of the Board to thirteen directors, which also reflects the anticipated retirement of Frederick Sievert from the Board on December 31, 2021 pursuant to the mandatory retirement provisions of the Company’s Corporate Governance Guidelines.

Mr. Nichols, 60, is the President and Chief Executive Officer of The American College of Financial Services, the nation’s largest nonprofit educational institution devoted to financial services. Prior to serving in this role, Mr. Nichols spent 17 years at New York Life holding positions in sales, strategic initiatives, and public policy. While at New York Life, he served as executive vice president in the Office of Governmental Affairs and was named to the company’s Executive Management Committee, a group of senior executives tasked with assisting the CEO in setting company policy. Prior to joining New York Life, Mr. Nichols was insurance commissioner for the state of Kentucky, leading the regulation of the state’s $10 billion insurance industry.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2020, in which the amount involved exceeds $120,000 and in which Mr. Nichols had, or will have, a direct or indirect material interest.

There are no arrangements or understandings between Mr. Nichols and any other person pursuant to which he was elected as a director. Mr. Nichols will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Board of Directors—Director Compensation” in the Company’s proxy statement dated April 8, 2021 for its annual meeting of shareholders. Mr. Nichols has not yet been named to any committees of the Board.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release (the “Press Release”) announcing the appointment of Mr. Nichols to the Board, a copy of which is furnished with this report as Exhibit 99.1. The information set forth in this Item 7.01, including the Press Release, is being furnished and shall not be deemed to be “filed”, as described in Instruction B.2 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Reinsurance Group of America, Incorporated dated December 21, 2021

104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: December 21, 2021	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer

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